UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2017 (June 5, 2017)

Inventergy Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. Hamilton Avenue #180 Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 389-3510

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Current Report on Form 8-K filed on November 25, 2016 by Inventergy Global, Inc. (the “Company”), on November 21, 2016, the Company received notice from The NASDAQ Stock Market (“Nasdaq”) indicating that, because the closing bid price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive business days, the Company no longer complied with the minimum bid price requirement (the “Minimum Bid Price Requirement”) for continued listing on the Nasdaq Capital Market as set forth in Nasdaq Listing Rule 5550(a)(2). As previously disclosed in the Current Report on Form 8-K filed on April 13, 2017 by the Company, on April 7, 2017, the Company received notice from Nasdaq that the Company no longer complied with the minimum $2,500,000 stockholders’ equity requirement (the “Stockholders’ Equity Requirement”) for continued listing on the Nasdaq Capital Market as set forth in Nasdaq Listing Rule 5550(b)(1).

The Company subsequently submitted a notice of appeal to Nasdaq appealing its determination that the Company no longer complied with the Stockholders’ Equity Requirement and requested an additional 180 calendar days to regain compliance with the Minimum Bid Price Requirement. The appeal was heard before a hearings panel (the “Panel”) on June 1, 2017.

On June 5, 2017, the Panel issued its decision pursuant to which it determined to delist the Company’s common stock from, and suspend trading in the Company’s common stock on, the Nasdaq Capital Market, effective at the open of business on June 7, 2017, due to the Company’s failure to comply with the Stockholders’ Equity Requirement and Minimum Bid Price Requirement. Subsequent to the issuance of the Panel’s decision, the Company provided the Panel with additional information indicating the Company’s compliance with the Stockholders’ Equity Requirement. Specifically, the Company completed the accounting for the transactions contemplated in the restructuring agreement by and between the Company and its lender, DBD Credit Funding LLC, which closed on April 27, 2017 (the “Restructuring Agreement”). The resulting gain on debt extinguishment as a result of such transaction and the valuation of the Company’s share of INVT SPE LLC, the special purpose entity created under the Restructuring Agreement, resulted in the Company having stockholders’ equity of approximately $7.2 million as of April 30, 2017.

Based on the foregoing, the Company believes that, as of April 30, 2017 and as of the date of this Current Report on Form 8-K, it has been in compliance with the Stockholders’ Equity Requirement and is eligible for an additional 180 calendar days to regain compliance with the Minimum Bid Price Requirement. Accordingly, the Company has requested that the Panel reconsider its delisting determination.

If trading of the Company’s common stock on the Nasdaq Capital Market is suspended as of the open of business on June 7, 2017, the Company expects its common stock to trade on the electronic quotation service operated by OTC Markets Group Inc. (www.otcmarkets.com) under its current ticker symbol “INVT.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2017

INVENTERGY GLOBAL, INC.

By:	/s/ Joseph W. Beyers
Name: Joseph W. Beyers
Title: Chief Executive Officer